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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTS


     We consent to the incorporation by reference in the Registration Statement Number 33-66826 (dated August 2, 1993 on Form S-8), Number 33-78546 (dated May 2, 1994 on Form S-8), Number 33-71416 (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 dated May 16, 1995), Number 33-95432 (dated August 4, 1995 on Form S-8), Number 333-1748 (dated March 28, 1996 on Form S-3), Number 333-19471 (dated January 9, 1997 on Form S-3), and File No. 333-33321 (dated August 8, 1997 on Form S-3), of DynaGen, Inc., of our report dated April 14, 1998, which included an explanatory paragraph about the Company's ability to continue as a going concern, appearing in this Amendment No. 1 to Annual Report on Form 10-K of DynaGen, Inc. for the year ended December 31, 1997.


                                          /s/ Wolf & Company, P.C.

Boston, Massachusetts
April 15, 1998

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